Exhibit 99.1

Media contact:	Investor contact:
Bobbie Egan	Lavanya Sareen
Corporate Communications	Managing Director, Investor Relations
(206) 392-5134	(206) 392-5656

FOR IMMEDIATE RELEASE	October 23, 2014

Alaska Air Group Reports Record Third Quarter 2014 Results
Financial Highlights:

•	Reported record third quarter net income, excluding special items, of $200 million - a 27% increase over the third quarter of 2013.

•	Reported adjusted earnings per share of $1.47 per diluted share, a 32% increase over the third quarter of 2013 and ahead of First Call analyst consensus estimate of $1.42 per share.

•
Earned net income for the third quarter under Generally Accepted Accounting Principles (GAAP) of $198 million or $1.45 per diluted share, compared to net income of $289 million, or $2.04 per diluted share in 2013.

•
Recorded $84 million of incentive pay through the first nine months of 2014. This includes each Air Group employee earning at least $800 by meeting or exceeding monthly customer satisfaction and operational performance goals and tracking to earn above-target payouts for full-year goals.

•	Increased fuel efficiency (as measured by seat-miles per gallon) by 2.8% as part of our effort to be the airline leader in environmental stewardship.

•	Grew passenger revenues by 7%, compared to the third quarter of 2013.

•	Generated record adjusted pretax margin in the third quarter of 21.8% compared to 18.4% in 2013.

•	Generated 15.9% pretax margin for the trailing 12-month period ended September 30, 2014, compared to 11.7% for the same period in the prior year.

•	Achieved trailing 12-month after-tax return on invested capital of 17.2% compared to 13.0% in the 12-month period ended September 30, 2013.

•
Repurchased 3.4 million shares of common stock for $159 million in the third quarter of 2014, and 5.3 million shares for $242 million in the first nine months of 2014, representing 3.8% of the total shares outstanding at the beginning of the year.

•	Paid a $0.125 per-share quarterly cash dividend on September 4, bringing total dividend payments so far this year to $51 million.

•	Generated $1 billion in operating cash flows for the 12-months ended September 30, 2014, generating $321 million of free cash flows.

•	Lowered adjusted debt-to-total-capitalization ratio to 31%.

•	Held $1.3 billion in unrestricted cash and marketable securities as of September 30, 2014.

•	Became one of only two U.S. airlines with investment grade credit ratings.

Year-to-date highlights of Alaska Air Group's five-year strategic plan:
Safety & Compliance

•	Launched Ready, Safe, Go safety campaign designed to increase safety awareness across the Air Group System.
People Focus

•	Reached a five-year agreement in concept with Alaska's Flight Attendants.

•	Signed a six-year contract with Horizon's Aircraft Technicians and Fleet Service Agents in June 2014.

•	Signed a new five-year contract with Alaska's Clerical, Office, and Passenger Service employees (COPS) in April 2014.

•	Signed a four-year contract with Horizon's Dispatchers in April 2014.

•	Completed "Gear Up" - an intensive leadership workshop for over 1,200 leaders at Alaska and Horizon.
Hassle-free Customer Experience

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2014 by J.D. Power for the seventh year in a row.

•	Ranked highest by frequent fliers in the first-ever J.D. Power Airline Loyalty/Rewards Program Satisfaction Report.

•	Launched online self-tag baggage options for passengers flying from Seattle to San Diego, Anchorage, or Juneau.

•	Became the launch customer of Boeing's new, innovative, high-capacity 737 Space Bins, which will increase bag capacity in the cabin by 48%.
Energetic & Compelling Brand

•	Celebrated the opening of the Alaska Airlines Center sports complex at the University of Alaska Anchorage.

•	Sponsored Seattle's bike share program that is guaranteed to put 500 bikes and 50 docking stations throughout the city of Seattle.

•	Committed to $1.5 million in grants to support job training for workers at the Seattle-Tacoma airport, in addition to a voluntary wage increase to $12 per hour for certain vendors.

•
Pledged $2.5 million to Seattle's Museum of Flight to help create the Alaska Airlines Aerospace Education Center to guide students toward a future in science, technology, engineering and math (STEM), and sponsored Alaska Airlines Aviation Day in May 2014 to inspire youth to pursue careers in aviation.

•	Flew 12 relief flights to Los Cabos and Loreto, Mexico and transported approximately 2,000 passengers to safety following Hurricane Odile.
Low Fares, Low Costs, and Network Growth

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the eight largest U.S. airlines for the twelve months ended August 2014.

•	Named No. 1 on-time carrier in North America for the fourth year in a row from FlightStats in February 2014.

•	Ordered ten additional Boeing 737-900ERs, which will further strengthen Alaska's fuel efficient fleet.

•	Completed 92% of the cabin improvement project, with 67 aircraft upgraded with Recaro seats, all of which will have power at every seat.

•	Added split scimitar winglets to 23 aircraft, which would improve fuel efficiency by another 1.5%.

•	New routes launched and announced in the third quarter are as follows:

New Non-Stop Routes Launched in Q3	New Non-Stop Routes Announced (Launch Dates)
Seattle to Baltimore	Las Vegas to Mammoth Lakes (1/15/15)
Seattle to Albuquerque, New Mexico	San Diego to Kona (03/05/15)
Seattle to Detroit, Michigan

SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported third quarter 2014 GAAP net income of $198 million, or $1.45 per diluted share, compared to $289 million, or $2.04 per diluted share in the third quarter of 2013. Excluding the impact of mark-to-market fuel hedge adjustments and a one-time special revenue item in the prior year, the company reported record adjusted net income of $200 million, or $1.47 per diluted share, compared to adjusted net income of $157 million, or $1.11 per diluted share, in 2013.
"This was our best quarterly result ever,” said CEO Brad Tilden. “I want to thank our 13,000 employees who are keeping a focus on playing our game, and working hard every day to run a great operation, keep fares low, and deliver award winning service to our customers.  All of us at Alaska would like to thank our customers for their continued loyalty.”
The following table reconciles the company's reported GAAP net income and earnings per diluted share (EPS) during the third quarters of 2014 and 2013 to adjusted amounts:

	Three Months Ended September 30,
	2014		2013
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$198	$1.45	$289	$2.04
Mark-to-market fuel hedge adjustments, net of tax	2	0.02	(12)	(0.08)
Special revenue item, net of tax	—	—	(120)	(0.85)
Non-GAAP adjusted income and per-share amounts	$200	$1.47	$157	$1.11
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the third quarter results will be simulcast via the Internet at 8:30 a.m. Pacific time on October 23, 2014. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.
###
References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2013. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
###
Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serve more than 100 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers” in the J.D. Power North American Airline Satisfaction Study for seven consecutive years from 2008 to 2014. Alaska Airlines’ Mileage Plan also ranked highest in the J.D. Power 2014 Airline Loyalty/Rewards Program Satisfaction Report. For reservations, visit www.alaskaair.com . For more news and information, visit the Alaska Airlines/Horizon Air Newsroom at www.alaskaair.com/newsroom.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per-share amounts)	2014	2013	Change	2014	2013	Change
Operating Revenues:
Passenger
Mainline	$1,030	$960	7%	2,858	2,651	8%
Regional	219	208	5%	605	582	4%
Total passenger revenue	1,249	1,168	7%	3,463	3,233	7%
Freight and mail	32	32	—%	88	88	—%
Other - net	184	165	12%	511	433	18%
Special mileage plan revenue	—	192	NM	—	192	NM
Total Operating Revenues	1,465	1,557	NM	4,062	3,946	NM

Operating Expenses:
Wages and benefits	279	285	(2)%	832	806	3%
Variable incentive pay	30	26	15%	84	68	24%
Aircraft fuel, including hedging gains and losses	394	363	9%	1,112	1,115	—%
Aircraft maintenance	58	54	7%	166	187	(11)%
Aircraft rent	27	29	(7)%	84	89	(6)%
Landing fees and other rentals	74	71	4%	207	207	—%
Contracted services	66	54	22%	188	161	17%
Selling expenses	55	47	17%	154	137	12%
Depreciation and amortization	75	67	12%	218	203	7%
Food and beverage service	24	22	9%	68	63	8%
Other	67	69	(3)%	229	202	13%
Total Operating Expenses	1,149	1,087	6%	3,342	3,238	3%
Operating Income	316	470	(33)%	720	708	2%

Nonoperating Income (Expense):
Interest income	5	5		15	14
Interest expense	(12)	(13)		(36)	(42)
Interest capitalized	5	6		14	15
Other - net	2	(5)		20	(4)
	—	(7)		13	(17)
Income Before Income Tax	316	463		733	691
Income tax expense	118	174		276	261
Net Income	$198	$289		457	430

Basic Earnings Per Share:	$1.47	$2.07		$3.35	$3.06
Diluted Earnings Per Share:	$1.45	$2.04		$3.31	$3.02

Shares Used for Computation:
Basic	134.865	139.559		136.482	140.304
Diluted	136.158	141.383		137.825	142.213

Cash dividend declared per share:	$0.125	$0.100		$0.375	$0.100

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2014	December 31, 2013
Cash and marketable securities	$1,343	$1,330

Total current assets	1,799	1,762
Property and equipment-net	4,244	3,893
Other assets	193	183
Total assets	6,236	5,838

Air traffic liability	703	564
Current portion of long-term debt	115	117
Other current liabilities	949	899
Current liabilities	1,767	1,580
Long-term debt	710	754
Other liabilities and credits	1,530	1,475
Shareholders' equity	2,229	2,029
Total liabilities and shareholders' equity	$6,236	$5,838

Debt-to-capitalization ratio, adjusted for operating leases(a)	31%:69%	35%:65%

Number of common shares outstanding	133.469	137.492

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,						Nine Months Ended September 30,
	2014		2013		Change		2014		2013		Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	7,994		7,395		8.1%		21,996		20,720		6.2%
RPMs (000,000) "traffic"	8,245		7,671		7.5%		23,078		21,852		5.6%
ASMs (000,000) "capacity"	9,582		8,868		8.1%		26,922		25,397		6.0%
Load factor	86.0%		86.5%		(0.5 pts	)	85.7%		86.0%		(0.3 pts	)
Yield	15.14	¢	15.23	¢	(0.6%)		15.00	¢	14.80	¢	1.4%
PRASM	13.03	¢	13.17	¢	(1.1%)		12.86	¢	12.73	¢	1.0%
RASM(b)	15.28	¢	15.39	¢	(0.7%)		15.09	¢	14.78	¢	2.1%
CASM excluding fuel(b)	7.87	¢	8.16	¢	(3.6%)		8.28	¢	8.36	¢	(1.0%)
Economic fuel cost per gallon(c)	$3.15		$3.24		(2.8%)		$3.22		$3.33		(3.3%)
Fuel gallons (000,000)	124		118		5.1%		351		337		4.2%
ASM's per gallon	77.3		75.2		2.8%		76.7		75.4		1.7%
Average number of full-time equivalent employees (FTE)	12,998		12,295		5.7%		12,633		12,122		4.2%

Mainline Operating Statistics:
Revenue passengers (000)	5,752		5,366		7.2%		15,796		14,973		5.5%
RPMs (000,000) "traffic"	7,440		6,963		6.9%		20,871		19,864		5.1%
ASMs (000,000) "capacity"	8,607		8,027		7.2%		24,197		22,973		5.3%
Load factor	86.4%		86.7%		(0.3 pts	)	86.3%		86.5%		(0.2 pts	)
Yield	13.84	¢	13.78	¢	0.4%		13.69	¢	13.35	¢	2.5%
PRASM	11.97	¢	11.96	¢	0.1%		11.81	¢	11.54	¢	2.3%
RASM(b)	14.18	¢	14.14	¢	0.3%		14.01	¢	13.56	¢	3.3%
CASM excluding fuel(b)	7.02	¢	7.33	¢	(4.2%)		7.37	¢	7.42	¢	(0.7%)
Economic fuel cost per gallon(c)	$3.15		$3.24		(2.8%)		$3.22		$3.32		(3.0%)
Fuel gallons (000,000)	108		104		3.8%		305		297		2.7%
ASM's per gallon	79.7		77.2		3.2%		79.3		77.4		2.5%
Average number of FTE's	10,153		9,645		5.3%		9,837		9,484		3.7%
Aircraft utilization	10.8		11.0		(1.8%)		10.5		10.8		(2.8%)
Average aircraft stage length	1,161		1,157		0.3%		1,180		1,177		0.3%
Operating fleet	136		128		8 a/c		136		128		8 a/c

Regional Operating Statistics:(d)
Revenue passengers (000)	2,242		2,029		10.5%		6,200		5,747		7.9%
RPMs (000,000) "traffic"	806		708		13.8%		2,206		1,988		11.0%
ASMs (000,000) "capacity"	975		841		15.9%		2,725		2,424		12.4%
Load factor	82.7%		84.2%		(1.5 pts	)	81.0%		82.0%		(1.0 pts	)
Yield	27.17	¢	29.41	¢	(7.6%)		27.41	¢	29.27	¢	(6.4%)
PRASM	22.46	¢	24.77	¢	(9.3%)		22.19	¢	24.00	¢	(7.5%)
Operating fleet (Horizon only)	51		48		3	a/c	51		48		3	a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)
See a reconciliation of revenue excluding special items related to accounting changes, operating expenses excluding fuel, and Note A, in the accompanying pages, for a discussion of why these measures may be important to investors.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,030	$—	$—	$—	$1,030	$—	$1,030
Regional	—	219	—	—	219	—	219
Total passenger revenues	1,030	219	—	—	1,249	—	1,249
CPA revenues	—	—	99	(99)	—	—	—
Freight and mail	30	2	—	—	32	—	32
Other-net	161	22	1	—	184	—	184
Total operating revenues	1,221	243	100	(99)	1,465	—	1,465

Operating expenses
Operating expenses, excluding fuel	605	162	85	(97)	755	—	755
Economic fuel	338	52	—	—	390	4	394
Total operating expenses	943	214	85	(97)	1,145	4	1,149

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(8)	—	(4)	—	(12)	—	(12)
Other	7	—	—	—	7	—	7
	4	—	(4)	—	—	—	—
Income (loss) before income tax	$282	$29	$11	$(2)	$320	$(4)	$316

	Three Months Ended September 30, 2013
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$960	$—	$—	$—	$960	$—	$960
Regional	—	208	—	—	208	—	208
Total passenger revenues	960	208	—	—	1,168	—	1,168
CPA revenues	—	—	88	(88)	—	—	—
Freight and mail	31	1	—	—	32	—	32
Other-net	145	19	1	—	165	192	357
Total operating revenues	1,136	228	89	(88)	1,365	192	1,557

Operating expenses
Operating expenses, excluding fuel	588	144	80	(88)	724	—	724
Economic fuel	337	46	—	—	383	(20)	363
Total operating expenses	925	190	80	(88)	1,107	(20)	1,087

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(9)	—	(4)	—	(13)	—	(13)
Other	8	(8)	1	—	1	—	1
	4	(8)	(3)	—	(7)	—	(7)
Income (loss) before income tax	$215	$30	$6	$—	$251	$212	$463

	Nine Months Ended September 30, 2014
	Alaska
	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$2,858	$—	$—	$—	$2,858	$—	$2,858
Regional	—	605	—	—	605	—	605
Total passenger revenues	2,858	605	—	—	3,463	—	3,463
CPA revenues	—	—	277	(277)	—	—	—
Freight and mail	84	4	—	—	88	—	88
Other - net	448	59	4	—	511	—	511
Total operating revenues	3,390	668	281	(277)	4,062	—	4,062

Operating expenses
Operating expenses, excluding fuel	1,783	464	257	(274)	2,230	—	2,230
Economic fuel	980	149	—	—	1,129	(17)	1,112
Total operating expenses	2,763	613	257	(274)	3,359	(17)	3,342

Nonoperating income (expense)
Interest income	15	—	—	—	15	—	15
Interest expense	(25)	(1)	(10)	—	(36)	—	(36)
Other	34	—	—	—	34	—	34
	24	(1)	(10)	—	13	—	13
Income (loss) before income tax	$651	$54	$14	$(3)	$716	$17	$733

	Nine Months Ended September 30, 2013
	Alaska
	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$2,651	$—	$—	$—	$2,651	$—	$2,651
Regional	—	582	—	—	582	—	582
Total passenger revenues	2,651	582	—	—	3,233	—	3,233
CPA revenues	—	—	274	(274)	—	—	—
Freight and mail	85	3	—	—	88	—	88
Other - net	380	49	4	—	433	192	625
Total operating revenues	3,116	634	278	(274)	3,754	192	3,946

Operating expenses
Operating expenses, excluding fuel	1,704	440	253	(274)	2,123	—	2,123
Economic fuel	987	135	—	—	1,122	(7)	1,115
Total operating expenses	2,691	575	253	(274)	3,245	(7)	3,238

Nonoperating income (expense)
Interest income	14	—	—	—	14	—	14
Interest expense	(30)	—	(10)	(2)	(42)	—	(42)
Other	19	(9)	1	—	11	—	11
	3	(9)	(9)	(2)	(17)	—	(17)
Income (loss) before income tax	$428	$50	$16	$(2)	$492	$199	$691

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain revenues/charges. See Note A in the accompanying pages for further information .

(b)	Includes mark-to-market fuel-hedge accounting charges and accounting adjustments related to Special mileage plan revenue.

Alaska Air Group, Inc.

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended September 30,				Nine Months Ended September 30,
(in cents)	2014		2013		2014		2013
Consolidated:
CASM	11.99	¢	12.26	¢	12.41	¢	12.75	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	4.12		4.10		4.13		4.39
CASM excluding fuel	7.87	¢	8.16	¢	8.28	¢	8.36	¢

Mainline:
CASM	11.00	¢	11.27	¢	11.35	¢	11.68	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.98		3.94		3.98		4.26
CASM excluding fuel	7.02	¢	7.33	¢	7.37	¢	7.42	¢

FUEL RECONCILIATIONS (unaudited)
	Three Months Ended September 30,
	2014		2013
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$383	$3.09	$373	$3.16
Losses on settled hedges	7	0.06	10	0.08
Consolidated economic fuel expense	390	3.15	383	3.24
Mark-to-market fuel hedge adjustment	4	0.03	(20)	(0.17)
GAAP fuel expense	$394	$3.18	$363	$3.07
Fuel gallons	124		118

	Nine Months Ended September 30, 2014
	2014		2013
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,095	$3.12	$1,076	$3.19
Losses on settled hedges	34	0.10	46	0.14
Consolidated economic fuel expense	1,129	3.22	1,122	3.33
Mark-to-market fuel hedge adjustment	(17)	(0.05)	(7)	(0.02)
GAAP fuel expense	$1,112	$3.17	$1,115	$3.31
Fuel gallons	351		337

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations without the consideration of accounting changes or our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long term, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Operating revenue per ASM (RASM) for the prior year excludes a favorable, one-time "special" revenue item of $192 million primarily related to our modified affinity card agreement with Bank of America, executed in July 2013. In accordance with accounting standards, we recorded this one-time special revenue item in the the third quarter of 2013. This is purely an accounting change and the prior period results do not reflect the economics of the agreement, rather it reflects a non-cash adjustment of the value of miles outstanding in the program. We believe it is appropriate to exclude this special revenue item from adjusted earnings and revenue metrics.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted Income before Income Taxes and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as mark-to-market hedging adjustments or special revenues, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

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Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile